Exhibit 77D

Morgan Stanley Institutional Fund Trust

With respect to the Limited Duration Portfolio:
The Portfolio made those changes to its investment strategies described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on May 10, 2011 (accession number 0001104659-11-027839) and incorporated by reference herein.